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                                                                     EXHIBIT 5.1


                  [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]


                                 June 22, 2000


QLogic Corporation
26600 Laguna Hills Drive
Aliso Viejo, California 92656

        Re:     Registration Statement on Form S-4

Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-4 (the "Registration Statement") filed by QLogic Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on June 2, 2000, and being amended on June 22, 2000, in connection with the registration under the Securities Act of 1933, as amended, of up to 16,908,358 shares (the "Shares") of common stock, par value $.001 per share, of the Company, to be issued by the Company to the shareholders of Ancor Communications, Incorporated, a Minnesota corporation ("Ancor") upon consummation of the merger (the "Merger") of Amino Acquisition Corporation, a Minnesota corporation and a wholly owned subsidiary of the Company ("Amino Acquisition Corp.") with and into Ancor, with Ancor surviving as a wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as of May 7, 2000, by and among the Company, Ancor and Amino Acquisition Corp. (the "Merger Agreement").

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization and issuance of the Shares.

        Based upon such examination, and subject to compliance with applicable state securities and "blue sky" laws, it is our opinion that the Shares, when issued upon consummation of the Merger in accordance with the terms of the Merger Agreement and in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the joint proxy statement/prospectus, which is a part of the Registration Statement.

                                             Very truly yours,


                                             /s/ STRADLING YOCCA CARLSON & RAUTH
                                             -----------------------------------
                                                 STRADLING YOCCA CARLSON & RAUTH